Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Moore Wallace Incorporated Registration Statement No. 333-113260 on Form S-8 of our report dated June 28, 2004 appearing in this Annual Report on Form 11-K of the Nielsen Company Profit-Sharing Retirement and 401(k) Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Cincinnati, OH

June 28, 2004